Exhibit 23.04

[LETTERHEAD OF NATION SMITH HERMES DIAMOND]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Intersil Corporation of our report dated September 9, 2003 relating to the financial statements of Poweready, Inc. which appears in Xicor, Inc.’s Form 8-K filed on February 23, 2004.

/s/    Nation Smith Hermes Diamond

San Diego, California

March 26, 2004